BlackRock Municipal Bond Fund, Inc.

77(I)

Terms of new or amended securities

Effective September 29, 2006, the establishment and designation of Classes are as follows:

Municipal Insured Fund; National Municipal Fund

1.

The Class A Shares are redesignated Investor A Shares.  The Investor A Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Shares.

2.

The Class B Shares are redesignated Investor B Shares.  The Investor B Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class B Shares.

3.

The Class C Shares are redesignated Investor C1 Shares.  The Investor C1 Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class C Shares.

4.

The Class I Shares are redesignated Institutional Shares.  The Institutional Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class I Shares.

Short-Term Municipal Fund

1.

A new class of Shares is hereby designated Investor A shares.  The Investor A Shares shall represent the same interest in the Corporation and have identical preferences, designations, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Class A Shares except that:

a.

Expenses related to the account maintenance and distribution of the Investor A Shares of the Short-Term Municipal Fund  shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

b.

Such account maintenance and distribution expenses borne solely by Investor A Shares of the Short-Term Municipal Fund shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class.

1.

The Class A Shares are redesignated Investor A1 Shares.  The Investor A1 Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class A Shares.

2.

The Class B Shares are redesignated Investor B Shares.  The Investor B Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class B Shares.

3.

The Class I Shares are redesignated Institutional Shares.  The Institutional Shares shall retain the same preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the former Class I Shares.

4.

A new class of Shares is hereby designated Investor C Shares.  The Investor C shares shall represent the same interest in the Corporation and have identical preferences, designations, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption as the Investor C1 shares except that:

a.   Expenses related to the account maintenance and distribution of the Investor C shares shall be borne solely by such class and such class shall have exclusive voting rights with respect to matters relating to the expenses being borne solely by such class; and

b.   Such account maintenance and distribution expenses borne solely by Investor C shares shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends and liquidation rights of the shares of such class.

High Yield Municipal Fund

1.

The classes of Shares established and designated for the High Yield Municipal Fund are listed below and will have  identical preferences, designations, conversions or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemptions as the Investor A, B, C, C1 and Institutional Shares outlined above:

a.   Investor A Shares

b.   Investor B Shares

a.

Investor C Shares

b.

Investor C1 Shares

c.

Institutional Shares